As filed with the Securities and Exchange Commission on May 1, 2000
                                                      Registration No. 333-44187


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             -----------------------

                         POST-EFFECTIVE AMENDMENT NO. 1

                                       to

                                    FORM S-4


             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             -----------------------


                         IRON MOUNTAIN INCORPORATED (1)

             (Exact name of registrant as specified in its charter)
                             -----------------------


           Delaware                         4226                  04-3107342
(State or other jurisdiction of      (Primary Standard        (I.R.S. Employer
incorporation or organization)    Industrial Classification  Identification No.)
                                      Code Number)

                               745 Atlantic Avenue
                           Boston, Massachusetts 02111
                                 (617) 535-4766
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                              ---------------------
                                C. Richard Reese
                       Chairman of the Board of Directors
                           and Chief Executive Officer
                           Iron Mountain Incorporated
                               745 Atlantic Avenue
                           Boston, Massachusetts 02111
                                 (617) 535-4766
 (Name, address, including zip code, telephone number, including area code, of agent for service)
                              ---------------------
                                    Copy to:
                           Susan Forest Barrett, Esq.
                            Sullivan & Worcester LLP
                             One Post Office Square
                           Boston, Massachusetts 02109
                                 (617) 338-2800
                              ---------------------



Approximate date of commencement of proposed sale to the public:  N/A.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. |_|

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

-------------------
(1) On February 1, 2000, Iron Mountain Incorporated, a Delaware corporation ("Old Iron Mountain"), merged with and into Pierce Leahy Corp., a Pennsylvania corporation ("Pierce Leahy"). Pierce Leahy survived the merger and immediately changed its name to "Iron Mountain Incorporated," a Pennsylvania corporation ("New Iron Mountain"). This Post-Effective Amendment No. 1 is being filed by New Iron Mountain on behalf of Old Iron Mountain.

                         Deregistration of Common Stock

     On January 13, 1998, Old Iron Mountain filed a Registration Statement on Form S-4 (Registration No. 333-44187) for the sale of an aggregate of 1,500,000 shares (as adjusted for a 3 for 2 stock split in July 1998) of common stock, par value $.01 per share, of Old Iron Mountain ("Common Stock"). On February 1, 2000, Old Iron Mountain merged with and into Pierce Leahy. Pursuant to Old Iron Mountain's undertaking in the Registration Statement, this Post-Effective Amendment No. 1 is being filed by New Iron Mountain on behalf of Old Iron Mountain to deregister all shares of Common Stock registered pursuant to the Registration Statement but remaining unsold as of the date this Post-Effective Amendment No. 1 is filed.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this4 Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on May 1, 2000.

                                      IRON MOUNTAIN INCORPORATED


                                      By: /s/ C. Richard Reese
                                           C. Richard Reese
                                           Chairman and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

      Signature                                    Title                                           Date


 /s/ C. Richard Reese                    Chairman, Chief Executive                               May 1, 2000
C. Richard Reese                         Officer and Director

J. Peter Pierce                          President and Director

 /s/ John F. Kenny, Jr.                  Executive Vice President, Chief                         May 1, 2000
John F. Kenny, Jr.                       Financial Officer and Director

  *                                      Vice President and Corporate                            May 1, 2000
Jean A. Bua                              Controller (principal accounting
                                         officer)

  *                                      Director                                                May 1, 2000
Clarke H. Bailey

  *                                      Director                                                May 1, 2000
Constantin R. Boden







  *                                      Director                                                May 1, 2000
Kent P. Dauten

  *                                      Director                                                May 1, 2000
Eugene B. Doggett

  *                                      Director                                                May 1, 2000
B. Thomas Golisano

  *                                      Director                                                May 1, 2000
Arthur D. Little

                                         Director
Howard D. Ross

  *                                      Director                                                May 1, 2000
Vincent J. Ryan


*By:  /s/ C. Richard Reese
     C. Richard Reese
     Attorney-in-Fact pursuant to Power
     of Attorney previously filed as a
     part of this Registration Statement